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                                                                     EXHIBIT 4.5

                          AMENDMENT AGREEMENT NO. 1
                                     TO
                REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT


         THIS AMENDMENT AGREEMENT made and entered into as of the 28th day of March, 1996, by and among WACKENHUT CORPORATION, a Florida corporation (herein called the "Company"), the financial institutions who are signatories hereto (herein individually called the "Lender" and collectively the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION (SOUTH) (successor by merger of NationsBank of Florida, National Association), as Agent for the Lenders (herein called the "Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company, the Agent and the Lenders have entered into a Revolving Credit and Reimbursement Agreement dated January 5, 1995 (the "Agreement") whereby the Lenders party thereto have agreed to make loans to the Company and to provide Letters of Credit; and

         WHEREAS, the Subsidiaries of the Company have guaranteed payment of the Obligations pursuant to Guaranty Agreements dated January 5, 1995, all as described in the Agreement and other Loan Documents; and

         WHEREAS, the Company has requested that the Agreement be amended as hereinafter provided;

         NOW, THEREFORE, the Company, the Lenders and the Agent do hereby agree as follows:

         1. The term "Agreement" as used herein and in Loan Documents shall mean the Agreement as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. Subject to the conditions hereof, the Agreement is hereby amended, effective June 30, 1995, as follows:

                 (a) Section 1.01 is hereby amended by adding the following two new definitions immediately following the definition of "Advance":

                          "'Adjusted Consolidated Net Worth' means at any time
                 as of which the amount thereof is to be determined, the sum of Consolidated Net Worth plus $5,351,000 (representing the after tax loss associated with the sale of the headquarters building located at 1500 San Remo Avenue, Coral Gables, Florida);
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                          'Adjusted Total Capitalization' means the sum of (i)
                 Consolidated Funded Debt plus (ii) Adjusted Consolidated Net Worth;"

                 (b)      The definition of "Applicable Interest Addition" in
         Section 1.01 is hereby amended by deleting the phrase "Total Capitalization" appearing therein and inserting in lieu thereof the phrase "Adjusted Total Capitalization".

                 (c) Section 7.09 is amended in its entirety so that as amended it shall read as follows:

                          "7.09 Trading Asset Ratio.  The Company will at all
                 times keep and maintain a ratio of (a) the sum of (1) unencumbered cash, net accounts receivable and net inventory of the Company and its Subsidiaries (other than WCC) all as determined in accordance with GAAP, plus, through June 30, 1996 but not thereafter, (2) the unpaid principal of the note in the original principal amount of $9,000,000 payable by ACP-Atrium CG, Ltd. Partnership held by the Company, provided such note is at all times secured by the headquarters building located at 1500 San Remo Avenue, Coral Gables, Florida, to (b) the sum of (1) Consolidated Funded Debt, excluding the Funded Debt of WCC, (2) the stated amount of outstanding unsecured Letters of Credit and (3) accounts payable of the Company and its Subsidiaries (other than WCC) all determined as of the last day of each fiscal quarter, of not less than 1.15 to 1.00."

         3. In order to induce the Lenders to enter into this Amendment Agreement, the Company represents and warrants to the Lenders as follows:

                 (a)      The representations and warranties made by Company in
         Article VI of the Agreement are true on and as of the date hereto except that the financial statements referred to in Section 6.03(a) shall be those most recently furnished to each Lender pursuant to
         Section 7.17;

                 (b) There has been no material change in the condition, financial or otherwise, of the Company and its Subsidiaries since the date of the most recent financial reports of the Company received by each Lender under Section 7.17 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                 (c) The business and properties of the Company and its Subsidiaries are not, and since the date of the most recent financial report of the Company and its Subsidiaries received by each Lender under Section 7.17 thereof have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout,





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         combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                 (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Company under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

         4. Each of the Subsidiaries of the Company have joined in the execution of this Agreement for the purpose of consenting hereto and hereby reaffirm their respective guaranty of payment of the Obligations.

         5. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent, the Lenders and their counsel; the Agent shall have received copies of all additional agreements, instruments and documents which they may reasonably request in connection therewith, including copies of resolutions of the Company authorizing the transactions contemplated by this Amendment Agreement, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the Company relating to the matters provided for herein shall be satisfactory to the Agent, the Lenders and their counsel.

         6. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any preceding or succeeding breach thereof.

         Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                  COMPANY:

WITNESS:                               WACKENHUT CORPORATION


/s/ Luis Barreto                       By:  /s/ Terry P. Mayotte
- ----------------------------              -----------------------------
                                       Name:  Terry P. Mayotte
Luis Barreto - Treasury Mgr.           Title: Assistant Treasurer
- ----------------------------

                                 GUARANTORS:

WITNESS:                               WACKENHUT SERVICES, INCORPORATED


/s/ Luis Barreto                       By:  /s/ Terry P. Mayotte
- ----------------------------               -----------------------------
                                       Name:  Terry P. Mayotte
Luis Barreto - Treasury Mgr.           Title: Assistant Treasurer
- ----------------------------

WITNESS:                               WACKENHUT INTERNATIONAL, INCORPORATED


/s/ Luis Barreto                       By:  /s/ Terry P. Mayotte
- ----------------------------               -----------------------------
                                       Name:  Terry P. Mayotte
Luis Barreto - Treasury Mgr.           Title: Assistant Treasurer
- ----------------------------

WITNESS:                               AMERICAN GUARD AND ALERT, INCORPORATED


/s/ Luis Barreto                       By: /s/ Terry P. Mayotte
- -----------------------------              ----------------------------
                                       Name:  Terry P. Mayotte
Luis Barreto - Treasury Mgr.           Title: Assistant Treasurer
- ----------------------------

WITNESS:                               WACKENHUT AIRLINE SERVICES, INC.


/s/ Luis Barreto                       By: /s/ Terry P. Mayotte
- ----------------------------               ----------------------------
                                       Name:  Terry P. Mayotte
Luis Barreto - Treasury Mgr.           Title: Assistant Treasurer
- ----------------------------




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WITNESS:                               WACKENHUT EDUCATION SERVICES, INC.

/s/ Luis Barreto                       By: /s/ Terry P. Mayotte
- ----------------------------               ----------------------------
                                       Name:  Terry P. Mayotte
Luis Barreto - Treasury Mgr.           Title: Assistant Treasurer
- ----------------------------



WITNESS:                               TITANIA INSURANCE COMPANY OF AMERICA

/s/ Luis Barreto                       By: /s/ Terry P. Mayotte
- ----------------------------               ----------------------------
                                       Name:  Terry P. Mayotte
Luis Barreto - Treasury Mgr.           Title: Assistant Treasurer
- ----------------------------


WITNESS:                               TUHNEKCAW, INC.

/s/ Luis Barreto                       By: /s/ Terry P. Mayotte
- ----------------------------               ----------------------------
                                       Name:  Terry P. Mayotte
Luis Barreto - Treasury Mgr.           Title: Assistant Treasurer
- ----------------------------






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                                        NATIONSBANK, NATIONAL ASSOCIATION
                                        (SOUTH) in its capacity as Agent


                                        By: /s/ David E. Spalding
                                            -----------------------------
                                        Name:   David E. Spalding
                                        Title:  AVP



                                        NATIONSBANK, NATIONAL ASSOCIATION
                                        (SOUTH) as Lender


                                        By: /s/ David E. Spalding
                                            -----------------------------
                                        Name:   David E. Spalding
                                        Title:  AVP





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                                          BANK OF AMERICA ILLINOIS


                                          By:    /s/ Laurence Schaad, Jr.
                                                -----------------------------
                                          Name:  Laurence Schaad, Jr.
                                                -----------------------------
                                          Title: Vice President
                                                -----------------------------


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